                                                                NEWS RELEASE
                                                   Contact: Robert M. Plante
     SUBURBAN                       Vice President & Chief Financial Officer
      PROPANE                         P.O. Box 206, Whippany,  NJ 07981-0206
                                                         Phone: 973-503-9252
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

         SUBURBAN PROPANE PARTNERS, L.P. ANNOUNCES RECORD SECOND QUARTER
     EARNINGS AND DECLARES A QUARTERLY DISTRIBUTION OF $0.60 PER COMMON UNIT

WHIPPANY, N.J., APRIL 22, 2004 -- Suburban Propane Partners, L.P. (NYSE:SPH), a
marketer of propane gas, heating oil and related products and services nationwide, today reported record earnings for the second quarter of fiscal 2004 ended March 27, 2004. Its Board of Supervisors also declared the previously announced increase in the quarterly distribution from $0.5875 per Common Unit to
$0.60 per Common Unit -- $2.40 per Common Unit annualized.

The second quarter of fiscal 2004 ended March 27, 2004 is the first full quarter that includes the results from the acquisition of substantially all of the assets and operations of Agway Energy. Net income for the three months ended
March 27, 2004 of $92.6 million, or $2.97 per Common Unit, increased $34.3 million, or 58.8%, compared to the prior year quarter of $58.3 million, or $2.31 per Common Unit. Earnings before interest, taxes, depreciation and amortization
("EBITDA") increased $38.6 million, or 52.2%, to $112.6 million for the three months ended March 27, 2004 compared to $74.0 million in the prior year quarter.

EBITDA and net income for the second quarter of fiscal 2004 were favorably impacted by the net result of certain significant items, mainly relating to (i)
a $14.2 million gain from the sale of ten customer service centers in Texas,
Oklahoma, Missouri and Kansas considered to be non-strategic, compared to a $2.4 million gain from the sale of five customer service centers during the second quarter of fiscal 2003; (ii) a non-cash charge of $5.6 million included within cost of products sold relating to purchase accounting for the Agway Energy acquisition; and, (iii) a $2.2 million restructuring charge related to the
Partnership's initial efforts to integrate certain management and back office functions of Agway Energy.

Temperatures nationwide, as reported by the National Oceanic and Atmospheric
Administration ("NOAA"), averaged 3% warmer than normal in the second quarter of fiscal 2004 compared to 2% colder than normal in the prior year quarter, or 5%
warmer temperatures year-over-year. Retail propane gallons sold in the second quarter of fiscal 2004 increased 36.9 million gallons, or 20.2%, to 219.9 million gallons compared to 183.0 million gallons in the prior year quarter, primarily as a result of the addition of the Agway Energy operations in the northeast. Sales of heating oil and other refined fuels amounted to 110.6 million gallons during the second quarter of fiscal 2004. Revenues for the three months ended March 27, 2004 amounted to $574.6 million, an increase of $286.9 million compared to revenues in the prior year quarter of $287.7 million. The increase in revenue results from increased propane volumes, as described above, coupled with higher average selling prices on propane volumes as a result of higher propane costs during the quarter compared to the prior year quarter.

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Additionally, with the acquisition of Agway Energy, revenues for the second quarter of fiscal 2004 were favorably impacted by the addition of heating oil and other refined fuels, as well as increased service activities.

Combined operating and general and administrative expenses of $127.2 million were $52.3 million, or 69.8%, above the prior year quarter of $74.9 million.
Operating expenses in the second quarter of fiscal 2004 included a $1.1 million unrealized (non-cash) gain attributable to the mark-to-market on derivative instruments ("FAS 133"), compared to a $0.4 million unrealized loss attributable to FAS 133 in the prior year period. The increase in combined operating and general and administrative expenses is primarily attributable to the addition of the Agway Energy operations, as well as increased professional services and travel expenses associated with integration activities during the quarter. In addition, higher employee compensation and benefit related expenses associated with the increased business activities and higher profit levels and higher pension and insurance costs were experienced during the second quarter of fiscal
2004 compared to the prior year quarter. As was the case in this second fiscal quarter, the Partnership expects to incur additional restructuring charges and other costs to integrate the combined operations during the third and fourth quarters of fiscal 2004 in order to achieve the anticipated synergies from the
Agway Energy acquisition.

Depreciation and amortization expense increased $2.4 million, or 35.3%, to $9.2 million as a result of the impact of the tangible and intangible assets acquired. Net interest expense increased $1.9 million, or 21.3%, to $10.8 million in the second quarter of fiscal 2004 compared to $8.9 million in the prior year quarter. The increase in net interest expense is a result of the net impact of the addition of $175.0 million of 6.875% senior notes associated with financing for the acquisition of Agway Energy, offset by $42.5 million lower amounts outstanding under our 7.54% senior notes.

In announcing these results, President and Chief Executive Officer Mark A.
Alexander said, "We are extremely pleased with these record results achieved during the first full quarter of operation following our December 2003 acquisition of Agway Energy. This record performance provides an initial indicator of the potential opportunity and added strength of the combined operations. To mark this successful beginning, we are pleased to reaffirm our previously announced distribution increase, the eighth such increase since the
Partnership's recapitalization five years ago."

The Partnership's quarterly distribution of $0.60 per Common Unit for the three months ended March 27, 2004 will be payable on May 11, 2004, to Common
Unitholders of record as of May 4, 2004.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,100,000 residential, commercial, industrial and agricultural customers through more than 400 customer service centers in 35 states.

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                SUBURBAN PROPANE PARTNERS, L.P. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE THREE AND SIX MONTHS ENDED MARCH 27, 2004 AND MARCH 29, 2003
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 MARCH 27, 2004   MARCH 29, 2003   MARCH 27, 2004   MARCH 29, 2003
                                                                 --------------   --------------   --------------   --------------

Revenues
  Propane and refined fuels                                         $ 463,512        $ 266,423        $ 650,712        $ 439,730
  Other (a)                                                           111,066           21,231          144,535           47,164
                                                                     --------        ---------        ---------        ---------
                                                                      574,578          287,654          795,247          486,894

Costs and expenses
  Cost of products sold                                               346,736          142,231          457,035          234,712
  Operating                                                           109,840           64,709          172,594          123,234
  General and administrative                                           17,392           10,149           27,894           19,170
  Restructuring costs                                                   2,179                -            2,179                -
  Depreciation and amortization                                         9,223            6,800           16,452           13,773
                                                                     --------         --------        ---------        ---------
                                                                      485,370          223,889          676,154          390,889

Income before interest expense and provision
  for income taxes                                                     89,208           63,765          119,093           96,005
Interest expense, net                                                  10,770            8,876           20,481           17,732
                                                                     --------         --------        ---------        ---------

Income before provision for income taxes                               78,438           54,889           98,612           78,273
Provision for income taxes                                                 83               37              166              167
                                                                     --------         --------        ---------        ---------
Income from continuing operations                                      78,355           54,852           98,446           78,106
Discontinued operations:
  Gain on sale of customer service centers                             14,205            2,404           14,205            2,404
  Income from discontinued customer service centers                        -             1,050                -            1,050
                                                                     --------         --------        ---------        ---------

Net income                                                          $  92,560        $  58,306        $ 112,651        $  81,560
                                                                    =========        =========        =========        =========
General Partner's interest in net income                            $   2,616        $   1,484        $   3,124        $   2,075
                                                                    ---------        ---------        ---------        ---------
Limited Partners' interest in net income                            $  89,944        $  56,822        $ 109,527        $  79,485
                                                                    =========        =========        =========        =========

Income from continuing operations per Common Unit - basic           $    2.52        $    2.17        $    3.31        $    3.09
                                                                    =========        =========        =========        =========
Net income per Common Unit - basic                                  $    2.97        $    2.31        $    3.78        $    3.23
                                                                    =========        =========        =========        =========
Weighted average number of Common Units outstanding - basic            30,257           24,631           28,942           24,631
                                                                    ---------        ---------        ---------        ---------

Income from continuing operations per Common Unit - diluted         $    2.51           $ 2.16        $    3.29        $    3.08
                                                                    =========        =========        =========        =========
Net income per Common Unit - diluted                                $    2.96           $ 2.30        $    3.77        $    3.22
                                                                    =========        =========        =========        =========
Weighted average number of Common Units outstanding - diluted          30,372           24,692           29,053           24,688
                                                                    ---------        ---------        ---------        ---------

Supplemental Information:
EBITDA (b)                                                          $ 112,636         $ 74,019        $ 149,750        $ 113,232
Retail gallons sold:
      Propane                                                         219,945          182,956          351,862          322,890
      Refined fuels                                                   110,580                -          112,451                -

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(a) Other revenues principally represent amounts generated from the sales of appliances, parts and related services.

(b) EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Our management uses EBITDA as a measure of liquidity and we are including it because we believe that it provides our investors and industry analysts with additional information to evaluate our ability to meet our debt service obligations and to pay our quarterly distributions to holders of our Common Units. Moreover, our senior note agreements and our revolving credit agreement require us to use EBITDA as a component in calculating our leverage and interest coverage ratios.
    EBITDA is not a recognized term under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with GAAP. Because EBITDA, as determined by us, excludes some, but not all, items that affect net income, it may not be comparable to EBITDA or similarly titled measures used by other companies. The following table sets forth (i) our calculation of EBITDA and (ii) a reconciliation of EBITDA, as so calculated, to our net cash provided by operating activities:

                                                                 THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                          MARCH 27, 2004    MARCH 29, 2003     MARCH 27, 2004       MARCH 29, 2003
                                                          --------------    --------------     --------------       --------------

Net income                                                   $  92,560         $  58,306         $  112,651           $   81,560
Add:
  Provision for income taxes                                        83                37                166                  167
  Interest expense, net                                         10,770             8,876             20,481               17,732
  Depreciation and amortization                                  9,223             6,800             16,452               13,773
                                                             ---------         ---------         ----------            ---------
EBITDA                                                         112,636            74,019            149,750              113,232
                                                             ---------         ---------         ----------            ---------
Add / (subtract):
  Provision for income taxes                                       (83)              (37)              (166)                (167)
  Interest expense, net                                        (10,770)           (8,876)           (20,481)             (17,732)
  (Gain) / loss on disposal of property, plant
    and equipment, net                                             (79)               26               (161)                (320)
  Gain on sale of customer service centers                     (14,205)           (2,404)           (14,205)              (2,404)
  Changes in working capital and other assets
    and liabilities                                            (75,477)          (47,740)           (91,154)             (69,243)
                                                             ---------         ---------         ----------            ---------
Net cash provided by operating activities                    $  12,022         $  14,988         $   23,583            $  23,366
                                                             =========         =========         ==========            =========
Net cash provided by / (used in) investing activities        $  14,204         $   3,235         $ (200,791)           $     674
                                                             =========         =========         ==========            =========
Net cash (used in) / provided by financing activities        $ (17,446)        $ (14,533)        $  222,869            $ (29,124)
                                                             =========         =========         ==========            =========